Exhibit 99.1

PRESS RELEASE

Aug. 2, 2023

Adient reports third quarter 2023 financial results and raises full-year guidance

- Q3 GAAP net income and EPS diluted of $73M and $0.77, respectively; Q3 Adj.-EPS diluted of $0.98
- Q3 Adj.-EBITDA of $276M, up $133M y-o-y
- Gross debt and net debt totaled ~$2.5B and ~$1.6B, respectively, at June 30, 2023; cash and cash equivalents of $908M at June 30, 2023
- Returned ~$37M[1] to shareholders in Q3 through share repurchases (YTD through June 30, 2023: $65M)

[1]Including ~$1.9M of shares repurchased in Q2FY23 that settled in Q3FY23 as reported previously

Q3 FY2023 FINANCIAL RESULTS OVERVIEW

	REVENUE	EBIT	NET INCOME attributable to Adient	EPS DILUTED
AS REPORTED	**$4,055M**	**$173M**	**$73M**	**$0.77**
vs. Q3 22	16%	NM	NM	NM
	ADJ. EBIT	ADJ. EBITDA	ADJ. NET INCOME attributable to Adient	ADJ. EPS DILUTED
AS ADJUSTED	**$195M**	**$276M**	**$93M**	**$0.98**
vs. Q3 22	NM	93%	NM	NM

For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP

NM - Not a meaningful comparison

"Through the first three quarters of FY23, Adient's focus on execution and operational excellence has enabled the company to navigate through various external challenges and deliver solid financial performance. The team is focused on finishing the year strong, further positioning the company for sustained success and value creation."

— Doug Del Grosso, President and Chief Executive Officer

STRONG RESULTS DRIVING FY23 OUTLOOK HIGHER

Adient delivered strong and improved y-o-y earnings growth in Q3FY23. The strong results, which build on the positive momentum established earlier in the year, were primarily underpinned by a relentless focus on execution, operational excellence and better than expected production volumes (vs. internal expectations at the beginning of the quarter). In addition, and to a lesser degree, a non-recurring insurance settlement provided an approximate $20M benefit to the quarter. Adient's Q3FY23 Adj.-EBITDA totaled $276M, up $133M compared to Q3FY22. Adj.-EBITDA and margin excluding equity income totaled $249M and 6.1%, respectively. Given the company's performance through the first nine months of the fiscal year and forecast for Q4FY23, Adient is revising higher its expectations for revenue, earnings and free cash flow for full-year 2023 (see page 3 for full-year 2023 guidance).

ADIENT'S CHINA BUSINESS HIGHLIGHTED TO INVESTORS

J.P. Morgan
Global China
Summit 2023

Adient's CFO Jerome Dorlack and APAC EVP James Huang highlighted the strength of the company's China business at a recent investor conference in Shanghai, China. The presentation emphasized several key aspects of the business's "recipe for success" in the region including Adient's expansive footprint, advanced engineering capabilities, deep understanding of the China market and proven management team. The meeting received positive feedback from attendees, with specific highlights called out by investors regarding Adient's ability to maintain margins, speed to execution and content. Link to presentation here.

FOCUS ON CASH AND STRONG LIQUIDITY SUPPORTS ADDITIONAL SHARE REPURCHASES

Underpinned by y-o-y earnings growth and a continued focus on cash management, Adient's cash and cash equivalents totaled $908M at June 30, 2023 (total liquidity of ~$1.9B). This strong cash position, combined with expectations for additional cash generation through the balance of FY23, enabled Adient to repurchase additional shares of the company's common stock. During Q3FY23, Adient repurchased ~1M shares for ~$37M (including ~$1.9M of shares repurchased in Q2FY23 that settled in Q3FY23 as reported previously). Year-to-date, shares repurchased and cash deployed total ~1.8M and $65M, respectively, leaving $535M available for future share repurchases. All repurchased shares were retired.

ADIENT RECOGNIZED FOR EXCELLENCE BY CUSTOMERS AND THE INDUSTRY

JLR
SUPPLIER EXCELLENCE AWARDS

Adient continued to garner customer and industry recognition throughout the third quarter of FY23. Honors included the Supplier Excellence Award from JLR, Supplier Sustainability Award from Honda and multiple awards from Toyota – Superior Supplier Diversity Award, Best Supplier Performance Award for Adient South America and Toyota's Special Recognition Quality Award for our Georgetown plant. In addition, Adient was named North East Automotive Alliance Employer of the Year in the UK. This recognition underscores that the company's focus on delivering high-quality solutions makes a difference to our customers.

"Adient's strong financial performance to date has placed achievement of the company's financial commitments -- earnings, margin, FCF growth -- solidly on track, supported the return of $65M YTD to shareholders via share repurchases and significantly reduced the company's net leverage ratio.

Adient's strong cash and liquidity position provides flexibility and agility to navigate through potential production disruptions that may occur in late Q4FY23."

— Jerome Dorlack, Executive Vice President and Chief Financial Officer

SEGMENT RESULTS (ADJUSTED EBITDA*)

Americas		EMEA		Asia	
Q3 23	Q3 22	Q3 23	Q3 22	Q3 23	Q3 22
$95M	$70M	$103M	$31M	$100M	$64M

Americas: For the quarter, the y-o-y increase was driven by improved volume and mix, improved business performance (driven by improved net material margin, lower input costs and the impact of a non-recurring insurance recovery) and increased equity income. Net commodities (driven by timing of contractual true-ups) and FX were partial offsets.

EMEA: For the quarter, the y-o-y increase was driven by improved business performance (driven by improved net material margin, lower input costs, labor and overhead efficiencies and the impact of a non-recurring insurance recovery), improved volume and mix and FX benefits. Partially offsetting these improvements was higher net commodities costs driven by the timing of contractual true-ups and favorable nonrecurring influences in FY22.

Asia: For the quarter, the y-o-y increase was driven by improved volume and mix and higher equity income. FX movements between the periods combined with lower business performance (lower net material margin performance and modestly higher SG&A costs [supporting future growth]), partially offset by operational efficiencies and lower input costs.

*On an adjusted basis. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures, refer to the appendix. Segment Adj.-EBITDA for Americas, EMEA, and Asia does not contain certain corporate costs that are not allocated back to the operations.

CASH FLOW & BALANCE SHEET

	YTD 23*	YTD 22*		06/30/23	09/30/22
OPERATING CASH FLOW	$373M	$38M	CASH & CASH EQUIVALENTS	$908M	$947M
CAPITAL EXPENDITURES	$(177)M	$(170)M	TOTAL DEBT*	$2,534M	$2,578M
FREE CASH FLOW	$196M	$(132)M	NET DEBT	$1,626M	$1,631M

*Free Cash Flow Q3FY23 of $143M, Q3FY22 of $(30)M

For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP

Q3 KEY OPERATING METRICS

		Q3 23	Q3 22	
SALES	CONSOLIDATED	$4,055M	$3,485M	Q3FY23 revenues driven primarily by improved volumes. The negative impact of FX movements between periods was a partial offset.
SALES	UNCONSOLIDATED	$867M	$869M	Q3FY23 unconsolidated revenues were impacted by the negative effects of FX and the recent consolidation of a previously unconsolidated entity; unconsolidated revenues up 5% excluding FX.
	ADJUSTED EQUITY INCOME*	$27M	$16M	Q3FY23 equity income up y-o-y driven by improved volumes at the company's unconsolidated joint ventures.
	ADJUSTED INTEREST EXPENSE*	$49M	$37M	In line with internal expectations given Adient's debt and cash position.
	ADJUSTED INCOME TAX EXPENSE*	$28M	$9M	Adjusted income tax expense in line with internal expectations given the geographic composition of the company's earnings and significant valuation allowances in certain tax jurisdictions.

*On an adjusted basis. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures, refer to the appendix.

LOOKING FORWARD — FY2023 OUTLOOK

Consolidated sales	**~$15.4B** (prior $15.0B)	**Interest expense**	**~$180M** (no change) Memo: cash interest ~$145M
Adj.-EBITDA	**~$920M** (prior $850M)	**Cash taxes**	**~$95M** (no change)
Equity income (included in Adj.-EBITDA)	**~$80M** (prior $70M)	**Capital expenditures**	**<$300M** (prior ~$300M)
		Free cash flow	**~$275M** (prior ~$215M)

FY23 guidance updated to reflect Adient's YTD results through June 30, 2023 and current market conditions (including revised production forecast and current FX rates).

Reconciliations of non-GAAP measures related to FY2023 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

Creating a sustainable future **together**

Adient progresses on its sustainability journey

Diversity Equity Inclusion

UPDATED ETHICS POLICY

ADIENT
Ethics Policy

In Q3FY23, Adient issued its updated Ethics Policy to address evolving laws and regulations, including those regarding ESG. Employees reviewed the updated Ethics Policy as part of the company's annual Ethics Certification Campaign. The policy continues to be the foundation of how we conduct business and sets forth guiding principles for working in an ethical way. Adient is committed to ensuring that every employee understands the policy and speaks up if they see something that is inconsistent with its principles.

COMBATING DEFORESTATION

In 2022, Adient released its policy outlining the company's **deforestation-mitigating actions and targets**. Adient is pleased to share it has made significant progress toward these targets as of Q3FY23. Specifically, Adient has conducted supply chain mapping of both controlled and directed suppliers for leather, timber-based packaging and soy and palm oil products. Adient also worked with its leather, timber-based packaging and soy and palm oil suppliers to ascertain the status of their sustainable-product certifications and will continue to identify and engage with its suppliers on potential sustainability initiatives.

For more on what we do every day to make a difference, read our 2022 Sustainability Report.

Additional information about Adient's corporate sustainability efforts is available at the links above and on our website at https://www.adient.com/about-us/sustainability. However, we are not including the information contained on, or that can be accessed through, our website as part of, or incorporating it by reference into, this release.

INVESTOR CONTACT

Mark Oswald
Vice President, Investor Relations
+1 734 254 3372
mark.a.oswald@adient.com

MEDIA CONTACT

Mary Kay Dodero
Executive Director of Communications
+1 734 254 7704
mary.kay.dodero@adient.com

ADIENT

Adient (NYSE: ADNT) is a global leader in automotive seating. With 70,000+ employees in 30 countries, Adient operates more than 200 manufacturing/assembly plants worldwide. Adient produces and delivers automotive seating for all major OEMs. From complete seating systems to individual components, Adient's expertise spans every step of the automotive seat-making process. Adient's integrated, in-house skills allow it to take its products from research and design to engineering and manufacturing — and into millions of vehicles every year. For more information on Adient, please visit www.adient.com.

Cautionary Statement Regarding Forward-Looking Statements:

Adient has made statements in this document that are forward-looking and, therefore, are subject to risks and uncertainties. All statements in this document other than statements of historical fact are statements that are, or could be, deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In this document, statements regarding Adient's expectations for its deleveraging activities, the timing, benefits and outcomes of those activities, as well as its future financial position, sales, costs, earnings, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, market position, outlook, targets, guidance or goals are forward-looking statements. Words such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe," "should," "forecast," "project" or "plan" or terms of similar meaning are also generally intended to identify forward-looking statements. Adient cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Adient's control, that could cause Adient's actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: the Ukraine conflict and its impact on the regional and global economies and additional pressure on supply chains and vehicle production, the effects of local and national economic, credit and capital market conditions on the economy in general, and other risks and uncertainties, the continued financial and operational impacts of and uncertainties relating to the COVID-19 pandemic on Adient and its customers, suppliers, joint venture partners and other parties, work stoppages, including due to supply chain disruptions and similar events, energy and commodity availability and prices, the company's ability and timing of customer recoveries for increased input costs, the availability of raw materials and component products (including components required by our customers for the manufacture of vehicles (i.e., semiconductors)), whether deleveraging activities may yield additional value for shareholders at all or on the same or different terms as those described herein, the ability of Adient to execute its turnaround plan, automotive vehicle production levels, mix and schedules, as well as our concentration of exposure to certain automotive manufacturers, the ability of Adient to effectively launch new business at forecast and profitable levels, the ability of Adient to meet debt service requirements, the terms of future financing, the impact of tax reform legislation, uncertainties in U.S. administrative policy regarding trade agreements, tariffs and other international trade relations, general economic and business conditions, the strength of the U.S. or other economies, shifts in market shares among vehicles, vehicle segments or away from vehicles on which Adient has significant content, changes in consumer demand, global climate change and related emphasis on ESG matters by various stakeholders, the ability of Adient to achieve its ESG-related goals, currency exchange rates and cancellation of or changes to commercial arrangements, and the ability of Adient to identify, recruit and retain key leadership. A detailed discussion of risks related to Adient's business is included in the section entitled "Risk Factors" in Adient's Annual Report on Form 10-K for the fiscal year ended September 30, 2022 filed with the U.S. Securities and Exchange Commission (the "SEC") on November 22, 2022, and in subsequent reports filed with or furnished to the SEC, available at www.sec.gov. Potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this document are made only as of the date of this document, unless otherwise specified, and, except as required by law, Adient assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this document.

In addition, this document includes certain projections provided by Adient with respect to the anticipated future performance of Adient's businesses. Such projections reflect various assumptions of Adient's management concerning the future performance of Adient's businesses, which may or may not prove to be correct. The actual results may vary from the anticipated results and such variations may be material. Adient does not undertake any obligation to update the projections to reflect events or circumstances or changes in expectations after the date of this document or to reflect the occurrence of subsequent events. No representations or warranties are made as to the accuracy or reasonableness of such assumptions, or the projections based thereon.

Use of Non-GAAP Financial Information:

This document also contains non-GAAP financial information because Adient's management believes it may assist investors in evaluating Adient's on-going operations. Adient believes these non-GAAP disclosures provide important supplemental information to management and investors regarding financial and business trends relating to Adient's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. Non-GAAP measures include Adjusted EBIT, Adjusted EBITDA, Adjusted net income, Adjusted effective tax rate, Adjusted earnings per share, Adjusted equity income, Adjusted interest expense, Free cash flow and Net debt. For further detail and reconciliations to their closest GAAP equivalents, please see the appendix. Reconciliations of non-GAAP measures related to FY2023 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

Appendix

Adient plc
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended June 30,
(in millions, except per share data)	2023	2022
Net sales	$4,055	$3,485
Cost of sales	3,753	3,312
Gross profit	302	173
Selling, general and administrative expenses	148	142
Restructuring and impairment costs	6	12
Equity income (loss)	25	16
Earnings (loss) before interest and income taxes	173	35
Net financing charges	49	39
Other pension expense (income)	1	(4)
Income (loss) before income taxes	123	—
Income tax provision (benefit)	28	20
Net income (loss)	95	(20)
Income attributable to noncontrolling interests	22	10
Net income (loss) attributable to Adient	$73	$(30)

Diluted earnings (loss) per share	$0.77	$(0.32)

Shares outstanding at period end	93.7	94.8
Diluted weighted average shares	94.9	94.8

Appendix

Adient plc
Condensed Consolidated Statements of Financial Position
(Unaudited)

	June 30,	September 30,
(in millions)	2023	2022
Assets
Cash and cash equivalents	$908	$947
Accounts receivable - net	2,074	1,852
Inventories	877	953
Other current assets	547	411
Current assets	4,406	4,163

Property, plant and equipment - net	1,397	1,377
Goodwill	2,115	2,057
Other intangible assets - net	421	467
Investments in partially-owned affiliates	296	286
Assets held for sale	7	11
Other noncurrent assets	840	797
Total assets	$9,482	$9,158

Liabilities and Shareholders' Equity
Short-term debt	$2	$14
Accounts payable and accrued expenses	3,029	2,818
Other current liabilities	689	669
Current liabilities	3,720	3,501

Long-term debt	2,532	2,564
Other noncurrent liabilities	688	673
Redeemable noncontrolling interests	57	45
Shareholders' equity attributable to Adient	2,174	2,073
Noncontrolling interests	311	302
Total liabilities and shareholders' equity	$9,482	$9,158

Appendix

Adient plc
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended June 30,
(in millions)	2023	2022
Operating Activities
Net income (loss) attributable to Adient	$73	$(30)
Income attributable to noncontrolling interests	22	10
Net income (loss)	95	(20)
Adjustments to reconcile net income (loss) to cash provided (used) by operating activities:
Depreciation	74	72
Amortization of intangibles	13	14
Pension and postretirement benefit expense (benefit)	3	(3)
Pension and postretirement contributions, net	(2)	(7)
Equity in earnings of partially-owned affiliates, net of dividends received	(2)	10
Deferred income taxes	2	13
Non-cash restructuring and impairment charges	—	1
Equity-based compensation	7	7
Other	1	—
Changes in assets and liabilities:
Receivables	(72)	(83)
Inventories	39	8
Other assets	(13)	7
Restructuring reserves	(8)	(11)
Accounts payable and accrued liabilities	65	37
Accrued income taxes	1	(22)
Cash provided (used) by operating activities	203	23
Investing Activities
Capital expenditures	(60)	(53)
Sale of property, plant and equipment	1	6
Business acquisitions	5	(13)
Proceeds from business divestitures	2	—
Other	(1)	—
Cash provided (used) by investing activities	(53)	(60)
Financing Activities
Repayment of long-term debt	—	(144)
Share repurchases	(37)	—
Cash paid to acquire a noncontrolling interest	—	(3)
Dividends paid to noncontrolling interests	(5)	—
Share based compensation and other	(1)	—
Cash provided (used) by financing activities	(43)	(147)
Effect of exchange rate changes on cash and cash equivalents	(25)	(42)
Increase (decrease) in cash and cash equivalents	$82	$(226)

Appendix

Footnotes
1. Segment Results

Adient manages its business on a geographic basis and operates in the following three reportable segments for financial reporting purposes: 1) Americas, which is inclusive of North America and South America; 2) Europe, Middle East, and Africa ("EMEA") and 3) Asia Pacific/China ("Asia").

Adient evaluates the performance of its reportable segments using an adjusted EBITDA metric defined as income before income taxes and noncontrolling interests, excluding net financing charges, qualified restructuring and impairment costs, restructuring related-costs, net mark-to-market adjustments on pension and postretirement plans, transaction gains/losses, purchase accounting amortization, depreciation, stock-based compensation and other non-recurring items ("Adjusted EBITDA"). Also, certain corporate-related costs are not allocated to the segments. The reportable segments are consistent with how management views the markets served by Adient and reflect the financial information that is reviewed by its chief operating decision maker.

Financial information relating to Adient's reportable segments is as follows:

	Three Months Ended June 30,
(in millions)	2023	2022
Net Sales
Americas	$1,900	$1,673
EMEA	1,438	1,215
Asia	742	627
Eliminations	(25)	(30)
Total net sales	$4,055	$3,485

	Three Months Ended June 30,
(in millions)	2023	2022
Adjusted EBITDA
Americas	$95	$70
EMEA	103	31
Asia	100	64
Corporate-related costs (1)	(22)	(22)
Restructuring and impairment costs (2)	(6)	(12)
Purchase accounting amortization (3)	(13)	(14)
Restructuring related charges (4)	(3)	(1)
Stock based compensation	(7)	(7)
Depreciation	(74)	(72)
Other items (5)	—	(2)
Earnings (loss) before interest and income taxes	$173	$35
Net financing charges	(49)	(39)
Other pension income (expense)	(1)	4
Income (loss) before income taxes	$123	$—

Refer to the Footnote Addendum for footnote explanations.

Appendix

2. Earnings Per Share

The following table reconciles the numerators and denominators used to calculate basic and diluted earnings (loss) per share:

	Three Months Ended June 30,
(in millions, except per share data)	2023	2022
Income available to shareholders
Net income (loss) attributable to Adient	$73	$(30)

Weighted average shares outstanding
Basic weighted average shares outstanding	94.1	94.8
Effect of dilutive securities:
Stock options, unvested restricted stock and unvested performance share awards	0.8	—
Diluted weighted average shares outstanding	94.9	94.8

Potentially dilutive securities whose effect would have been antidilutive are excluded from the computation of diluted earnings per share, which for the three months ended June 30, 2022 is a result of being in a loss position.

Appendix

3. Non-GAAP Measures

Adjusted EBIT, Adjusted EBIT margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income attributable to Adient, Adjusted effective tax rate, Adjusted earnings per share, Adjusted equity income, Adjusted interest expense, Free cash flow and Net debt as well as other measures presented on an adjusted basis are not recognized terms under U.S. GAAP and do not purport to be alternatives to the most comparable U.S. GAAP amounts. Since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies. Management uses the identified non-GAAP measures to evaluate the operating performance of the Company and its business segments and to forecast future periods. Management believes these non-GAAP measures assist investors and other interested parties in evaluating Adient's on-going operations and provide important supplemental information to management and investors regarding financial and business trends relating to Adient's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. Reconciliations of non-GAAP measures to their closest U.S. GAAP equivalent are presented below. Reconciliations of non-GAAP measures related to guidance for any future period have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

•	Adjusted EBIT is defined as income before income taxes and noncontrolling interests excluding net financing charges, restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, other significant non-recurring items, and net mark-to-market adjustments on pension and postretirement plans. Adjusted EBIT margin is adjusted EBIT as a percentage of net sales.
•	Adjusted EBITDA is defined as adjusted EBIT excluding depreciation and stock based compensation. Certain corporate-related costs are not allocated to the business segments in determining Adjusted EBITDA. Adjusted EBITDA margin is adjusted EBITDA as a percentage of net sales. Adjusted EBITDA excluding adjusted equity income, each as defined herein, is also presented.
•	Adjusted net income attributable to Adient is defined as net income attributable to Adient excluding restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, expenses associated with becoming an independent company, other significant non-recurring items, net mark-to-market adjustments on pension and postretirement plans, the tax impact of these items and other discrete tax charges/benefits.
•	Adjusted effective tax rate is defined as adjusted income tax provision as a percentage of adjusted income before income taxes.
•	Adjusted earnings per share is defined as Adjusted net income attributable to Adient divided by diluted weighted average shares.
•	Adjusted equity income is defined as equity income excluding amortization of Adient's intangible assets related to its non-consolidated joint ventures and other unusual or one-time items impacting equity income.
•	Adjusted interest expense is defined as net financing charges excluding unusual or one-time items impacting interest expense.
•	Free cash flow is defined as cash provided by operating activities less capital expenditures.
•	Net debt is calculated as gross debt (short-term and long-term) less cash and cash equivalents.

Appendix

Summarized Income Statement Information
(Refer to the Footnote Addendum for footnote explanations and details of reconciling items between GAAP results and Adjusted results)

	Three Months Ended June 30,
	2023			2022
(in millions, except per share data)	GAAP Results	Adj.	Adjusted Results	GAAP Results	Adj.	Adjusted Results
Net sales	$4,055	$—	$4,055	$3,485	$—	$3,485
Cost of sales (6)	3,753	(1)	3,752	3,312	(2)	3,310
Gross profit	302	1	303	173	2	175
Selling, general and administrative expenses (7)	148	(13)	135	142	(15)	127
Restructuring and impairment costs (2)	6	(6)	—	12	(12)	—
Equity income (loss) (8)	25	2	27	16	—	16
Earnings (loss) before interest and income taxes (EBIT)	173	22	195	35	29	64

Memo accounts:
Depreciation			74			72
Equity based compensation			7			7
Adjusted EBITDA			$276			$143

Net financing charges (9)	49	—	49	39	(2)	37
Other pension expense (income)	1	—	1	(4)	3	(1)
Income (loss) before income taxes	123	22	145	—	28	28
Income tax provision (benefit) (10)	28	—	28	20	(11)	9
Net income (loss) attributable to Adient	73	20	93	(30)	38	8
Diluted earnings (loss) per share	0.77	0.21	0.98	(0.32)	0.40	0.08
Diluted weighted average shares	94.9	—	94.9	94.8	0.9	95.7

Appendix

Segment Performance:

	Three months ended June 30, 2023
	Americas	EMEA	Asia	Corporate/Eliminations	Consolidated

Net sales	$1,900	$1,438	$742	$(25)	$4,055

Adjusted EBITDA	$95	$103	$100	$(22)	$276

Adjusted EBITDA margin	5.0%	7.2%	13.5%	N/A	6.8%

	Three months ended June 30, 2022
	Americas	EMEA	Asia	Corporate/Eliminations	Consolidated

Net sales	$1,673	$1,215	$627	$(30)	$3,485

Adjusted EBITDA	$70	$31	$64	$(22)	$143

Adjusted EBITDA margin	4.2%	2.6%	10.2%	N/A	4.1%

The following table presents adjusted EBITDA excluding adjusted equity income:

	Three Months Ended June 30,
(in millions)	2023	2022
Adjusted EBITDA	$276	$143

Less: Adjusted Equity Income	27	16

Adjusted EBITDA Excluding Adjusted Equity Income	$249	$127
% of Sales	6.1%	3.6%

The following table reconciles income (loss) before income taxes to adjusted income before income taxes and presents the related effective tax rate and adjusted effective tax rate:

	Three months ended June 30,
	2023			2022
(in millions, except effective tax rate)	Income (loss) before income taxes	Tax impact	Effective tax rate	Income (loss) before income taxes	Tax impact	Effective tax rate
As reported	$123	$28	22.8%	$—	$20	nm
Adjustments (10)	22	—	—%	28	(11)	(39.3)%
As adjusted	$145	$28	19.3%	$28	$9	32.1%

Appendix

The following table reconciles net income (loss) attributable to Adient to adjusted net income (loss) attributable to Adient:

	Three Months Ended June 30,
(in millions)	2023	2022
Net income (loss) attributable to Adient	$73	$(30)
Restructuring and impairment costs (2)	6	12
Purchase accounting amortization (3)	13	14
Restructuring related charges	3	1
Pension mark-to-market and curtailment/settlement (gain)/loss (12)	—	(3)
Foreign exchange loss on intercompany loan in Russia (9)	—	2
Other items (5)	—	2
Impact of adjustments on noncontrolling interests (11)	(2)	(1)
Tax impact of above adjustments and other tax items (10)	—	11
Adjusted net income (loss) attributable to Adient	$93	$8

Refer to the Footnote Addendum for footnote explanations

The following table reconciles diluted earnings (loss) per share as reported to adjusted diluted earnings (loss) per share.

	Three Months Ended June 30,
	2023	2022
Diluted earnings (loss) per share as reported	$0.77	$(0.32)
Restructuring and impairment costs (2)	0.06	0.13
Purchase accounting amortization (3)	0.14	0.15
Restructuring related charges	0.03	0.01
Pension mark-to-market and curtailment/settlement (gain)/loss (12)	—	(0.03)
Foreign exchange loss on intercompany loan in Russia (9)	—	0.02
Other items (5)	—	0.02
Impact of adjustments on noncontrolling interests (11)	(0.02)	(0.01)
Tax impact of above adjustments and other tax items (10)	—	0.11
Adjusted diluted earnings (loss) per share	$0.98	$0.08

Appendix

The following table presents calculations of net debt:

	June 30,	September 30,
(in millions)	2023	2022
Cash and cash equivalents	$908	$947
Total short-term and long-term debt	2,534	2,578
Net debt	$1,626	$1,631

The following table reconciles cash from operating activities to free cash flow:

	Three Months Ended June 30,		Nine Months Ended June 30,
(in millions)	2023	2022	2023	2022
Cash provided (used) by operating activities	$203	$23	$373	$38
Capital expenditures	(60)	(53)	(177)	(170)
Free cash flow	$143	$(30)	$196	$(132)

The following table reconciles adjusted EBITDA excluding adjusted equity income to free cash flow:

	FY2023		FY2022
(in millions)	Q3	YTD	Q3	YTD
Adjusted EBITDA excluding adjusted equity income	$249	$637	$127	$381
Dividend	23	36	26	27
Restructuring (cash)	(9)	(49)	(11)	(49)
Net customer tooling	(3)	(40)	(15)	(36)
Trade working capital (Net AR/AP + Inventory)	(53)	(21)	(57)	(6)
Accrued compensation	31	41	2	(45)
Interest paid	(19)	(107)	(23)	(134)
Tax refund/taxes paid	(25)	(74)	(25)	(63)
Non-income related taxes (VAT)	(13)	(5)	(20)	33
Commercial settlements	8	36	(22)	(66)
Capitalized engineering	9	(25)	31	33
Prepaids	(16)	(41)	15	(8)
Other	21	(15)	(5)	(29)
Operating cash flow	203	373	23	38
Capital expenditures	(60)	(177)	(53)	(170)
Free cash flow	$143	$196	$(30)	$(132)

Appendix

Footnote Addendum

(1) Corporate-related costs not allocated to the segments include executive office, communications, corporate development, legal and corporate finance.

(2) Reflects qualified restructuring charges for costs that are directly attributable to restructuring activities and meet the definition of restructuring under ASC 420 along with one-time asset impairment charges, as follows:

	Three Months Ended June 30,
(in millions)	2023	2022
Restructuring charges	$(6)	$(13)
Held for sale asset adjustments	—	1
	$(6)	$(12)

(3) Reflects amortization of intangible assets including those related to partially owned affiliates recorded within equity income.

(4) Reflects non-qualified restructuring charges for costs that are directly attributable to restructuring activities, but do not meet the definition of restructuring under ASC 420 including restructuring costs at partially owned affiliates recorded within equity income.

(5) Other items include:

	Three Months Ended June 30,
(in millions)	2023	2022
Transaction costs	$(1)	$(2)
Brazil indirect tax recoveries	1	1
Disposal of non-core assets	—	(1)
	$—	$(2)

(6) The adjustments to cost of sales include:

	Three Months Ended June 30,
(in millions)	2023	2022
Restructuring related charges	$(1)	$(1)
Brazil indirect tax recoveries	1	1
Purchase accounting amortization	(1)	(1)
Disposal of non-core assets	—	(1)
	$(1)	$(2)

Appendix

(7) The adjustments to selling, general and administrative costs include:

	Three Months Ended June 30,
(in millions)	2023	2022
Purchase accounting amortization	$(12)	$(13)
Transaction costs	(1)	(2)
	$(13)	$(15)

(8) The adjustments to equity income include:

	Three Months Ended June 30,
(in millions)	2023	2022
Restructuring related charges	$2	$—

(9) The adjustments to net financing charges to calculate adjusted interest expense include:

	Three Months Ended June 30,
(in millions)	2023	2022
Foreign exchange loss on intercompany loan in Russia	$—	(2)

(10) The adjustments to income tax provision (benefit) include:

	Three Months Ended June 30,
(in millions)	2023	2022
Valuation allowances	$1	$12
Other reconciling items	(1)	(1)
	$—	$11

(11) Reflects the impact of adjustments, primarily purchase accounting amortization on noncontrolling interests.

(12) During the three months ended June 30, 2022, Adient remeasured pension plans in the Americas and recorded a mark-to-market gain of $4 million and a curtailment loss of $1 million.